CERTIFICATE OF INCORPORATION
OF
ANHINGA MERGER SUBSIDIARY, INC.

1.    The name of the corporation (hereinafter called the "Corporation") is Anhinga Merger Subsidiary, Inc.

2.    The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The registered agent in charge thereof is Corporation Service Company.

3.    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4.    The total number of shares of stock which this Corporation is authorized to issue is One Thousand (1,000) shares of Common Stock, par value $0.001 per share.

5.    The name and the mailing address of the incorporator is James M. Schneider, Esq., Schneider Weinberger LLP, 2200 N.W. Corporate Boulevard, Suite 210, Boca Raton, Florida 33431. The powers of the incorporator shall terminate upon the election of the initial directors and the adoption of the Bylaws.

6.    The Corporation is to have perpetual existence.

7.    The power to adopt, alter, amend or repeal Bylaws shall be vested in the Board of Directors.

8.    A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 10th day of October, 2011

________________________________
James M. Schneider, Esq., Incorporator